Exhibit 5.1

[Reed Smith LLP letterhead]

March 8, 2007

Inspire Pharmaceuticals, Inc.

4222 Emperor Boulevard Suite 200

Durham, North Carolina 27703-8466

Ladies and Gentlemen:

We have acted as counsel to Inspire Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933 as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), to be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), provides for the registration by the Company of:

1.	shares of common stock, $0.001 par value per share (the “Common Stock”), including associated Preferred Stock purchase rights to be issued pursuant to the Rights Agreement dated October 21, 2002 between the Company and Computershare Trust Company;

2.	one or more series of shares of preferred stock (the “Preferred Stock”);

3.	one or more series of senior or subordinated debt securities (the “Debt Securities”) issued under the indenture(s) filed as Exhibit 4.3 or 4.4 to the Registration Statement, respectively, or any supplements thereto, between the Company and a trustee to be selected by the Company;

4.	depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) representing fractional shares of Preferred Stock, which may be issued under a deposit agreement, to be dated on or about the date of the first issuance of Depositary Shares thereunder, between the Company and a depositary to be selected by the Company;

5.	warrants to purchase Common Stock, Preferred Stock, Depositary Shares, and/or Debt Securities (the “Securities Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Securities Warrants thereunder, between the Company and a warrant agent to be selected by the Company;

The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, and the Securities Warrants are collectively referred to herein as the “Securities.”

The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered on the Registration Statement is $130,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the registration statement are true and correct as to all factual matters stated therein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, including without limitation, underwriting and similar agreements. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Common Stock is cash in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of the Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock. With respect to our opinion as to the Depositary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock to be represented by the Depositary Shares is authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of such Depositary Shares is cash in an amount that is not less than the par value of the Preferred Stock represented by the Depositary Shares. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock or convertible Depositary Shares, the applicable convertible Preferred Stock or convertible Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities, or upon exercise of any Securities Warrants, the applicable convertible Debt Securities or Securities Warrants, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Our opinion is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the Sate of Delaware and/or the Delaware Constitution) and, as to the Debt Securities constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been prepared and filed with the Securities and Exchange Commission (the “Commission”) delivered as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock does not violate any applicable law or the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or Bylaws (the “Bylaws”) or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Depositary Shares or convertible Debt Securities in accordance with their terms, or upon exercise of any Securities Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid, and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been prepared and filed with the Commission and delivered as required by such laws; (ii) the issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Preferred Stock does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Depositary Shares or convertible Debt Securities in accordance with their terms, or upon exercise of any Securities Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid, and nonassessable.

3. With respect to any series of Debt Securities offered under the Registration Statement, provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been prepared and filed with the Commission and delivered as required by such laws; (ii) the issuance of the Debt Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Debt Securities does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed and delivered by the Company and authenticated by the trustee pursuant to the governing indenture, as applicable, and duly delivered to the purchasers thereof against payment therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Securities Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4. With respect to any Depositary Shares offered under the Registration Statement, provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been prepared and filed with the Commission and delivered as required by such laws; (ii) the issuance of the Depositary Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Depositary Shares does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Depositary Receipts evidencing the Depositary Shares have been duly executed by the Company, countersigned by the depositary therefor in accordance with the applicable deposit agreement and duly delivered to the purchasers thereof against payment therefor, then the Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Securities Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid, and nonassessable.

5. With respect to the Securities Warrants offered under the Registration Statement, provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been prepared and filed with the Commission and delivered as required by such laws; (ii) the issuance of the Securities Warrants has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Securities Warrants does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Securities Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then Securities Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Depositary Shares or convertible Debt Securities in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP